UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 2, 2020

NEURONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38546	33-1051425
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3222 Phoenixville Pike, Malvern, PA		19355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 640-4202

(Former name or former address, if changed since last report.) Not applicable.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name on each exchange on which registered
Common Stock ($0.01 par value)	STIM	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 2, 2020, Neuronetics, Inc. (the “Company”) entered into a loan and security agreement with Solar Capital Ltd. (“Solar”), as collateral agent, and the lenders listed on Schedule 1.1 thereto, for a credit facility (the “Solar Facility”) that replaced the Company’s previous $35.0 million credit facility with Oxford Finance LLC (“Oxford”, and such facility, the “Oxford Facility”).

The Solar Facility permits the Company to borrow up to an aggregate amount of $50.0 million in two tranches of term loans, a “Term A Loan” and “Term B Loan.” On March 2, 2020, the Company borrowed an aggregate amount of $35.0 million, which was the aggregate amount available under the Term A Loan portion of the Solar Facility. The Term A Loan portion of the Solar Facility matures, and all amounts borrowed thereunder are due, on February 28, 2025. Under the Term B Loan portion of the Solar Facility, the Company is permitted to borrow, at its election, up to an aggregate amount of $15.0 million, (i) upon the Company achieving a specified amount of trailing twelve months net product revenue, and (ii) assuming there has been no event of default under the Solar Facility prior to such election. Once the net product revenue condition has been satisfied, the Company may only make an election to borrow under the Term B Loan portion of the Solar Facility until the earlier of (a) December 15, 2021, (b) 30 days following achievement of the net product revenue condition or (c) the occurrence of an event of default.

Each of the Term A Loan and Term B Loan accrue interest from the date of borrowing through the date of repayment at a floating per annum rate of interest, which resets monthly and is equal to the greater of (a) 1.66% or (b) the rate per annum rate published by the Intercontinental Exchange Benchmark Administration Ltd. for a term of one month plus 7.65%. The Term A Loan and the Term B Loan both include an interest-only period through March 1, 2022, after which time the Company will be required to make monthly payments of principal and interest. Monthly principal payments are to be paid in equal amounts on a pro rata basis to lenders. At the Company’s election, the interest only period may be extended through February 2023 if the Company satisfies a minimum net product revenue covenant through March 1, 2022 and no event of default shall have occurred.

In addition to the principal and interest payments due under the Solar Facility, the Company is required to pay a final payment fee to Solar due upon the earlier of prepayment, acceleration or the maturity date of the Term A Loan or Term B Loan portion of the Solar Facility equal to 5.50% of the principal amount of the term loans actually funded. If the Company prepays either the of the Term A Loan or Term B Loan prior to their respective scheduled maturities, the Company will also be required to pay prepayment fees to Solar equal to 3% of the principal amount of such term loan then-prepaid if prepaid on or before the first anniversary of funding, 2% of the principal amount of such term loan then-prepaid if prepaid after the first anniversary and on or before the second anniversary of funding, or 1% of the principal amount of such term loan then-prepaid if prepaid after the second anniversary of funding of the principal amounts borrowed.

The Company is also required to pay Solar an exit fee upon the occurrence, prior to March 2, 2030, of (a) any liquidation, dissolution or winding up of the Company, (b) transaction that results in a person obtaining control over the Company, (c) the Company achieving $100 million in trailing twelve month net product revenue or (d) the Company achieving $125 million in trailing twelve month net product revenue. The exit fee for liquidation, dissolution, winding up or change of control of the Company is equal to 4.50% of the principal amount of the term loans actually funded. The exit fee for achieving either $100 million or $125 million in trailing twelve month net product revenue is equal to 2.25% of the principal amount of the term loans actually funded or, if both net product revenue milestones are achieved, 4.50% of the principal amount of the term loans actually funded. The exit fee is capped at 4.50% of the principal amount of the term loans actually funded.

The Company’s obligations under the credit facility are secured by a first priority security interest in substantially all of its assets, including its intellectual property. The loan and security agreement requires the Company to comply with certain financial covenants as well as customary affirmative and negative covenants.

The loan and security agreement related to the credit facility contains events of default, including, without limitation, events of default upon: (i) failure to make payment pursuant to the terms of the agreement; (ii) violation of covenants; (iii) material adverse changes to the Company’s business; (iv) attachment or levy on the Company’s assets or judicial restraint on its business; (v) insolvency; (vi) material cross-defaults; (vii) significant judgments, orders or decrees for payments by the Company not covered by insurance; (viii) incorrectness of representations and warranties; (ix) incurrence of subordinated debt; (x) a termination or breach of a guaranty; (xi) revocation of governmental approvals necessary for the Company to conduct its business; and (xii) failure by the Company to maintain a valid and perfected lien on the collateral securing the borrowing.

The foregoing summary description of the loan and security agreement for the Solar Facility and the Solar Facility does not purport to be complete and is qualified in its entirety by reference to the loan and security agreement for the Solar Facility, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Simultaneously with the Company’s entry into the Solar Facility, on March 2, 2020, the Company prepaid in full all outstanding obligations under, and terminated, its existing Loan and Security Agreement, dated as of March 28, 2017, by and among the Company, Oxford and the lenders listed on Schedule 1.1 thereto (the “Oxford Credit Agreement”). The material terms and conditions of the Oxford Credit Agreement were described in the Company’s Amendment No. 1 to Form S-1 Registration Statement filed on June 15, 2018, and such description is incorporated herein by reference. In connection with this prepayment, the Company paid total consideration of approximately $33.0 million, which consisted of (i) $30.0 million of remaining principal amount outstanding, (ii) approximately $0.2 million of accrued and unpaid interest, (iii) $2.5 million in connection with a final payment exit fee, and (iv) $0.3 million in connection with a prepayment fee. The Company funded the repayment of the Oxford Facility using a portion of the proceeds from the Solar Facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of the Current Report on Form 8-K is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Loan and Security Agreement, dated March 2, 2020, by and among Solar Capital Ltd., as collateral agent, the lenders listed on Schedule 1.1 thereto, and Neuronetics, Inc.

*

Certain portions of the Loan and Security Agreement have been omitted to preserve the confidentiality of such information. The Company will furnish copies of any such information to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEURONETICS, INC.
(Registrant)

Date: March 3, 2020	By:	/s/ Stephen Furlong
	Name:	Stephen Furlong
	Title:	VP, Finance and Chief Financial Officer
(Principal Financial and Accounting Officer)